________________________________________________________________________________
________________________________________________________________________________


                                   PDC REALTY INC.,
                                     As Agent For
                              MRI BROADWAY RENTAL, INC.,

                                                 Landlord,

                                        -and-


                          TELEPHONE MARKETING PROGRAMS INC.

                                                      Tenant.

________________________________________________________________________________

                                      L E A S E
________________________________________________________________________________


                            Dated:  as of October 31, 1978

________________________________________________________________________________
________________________________________________________________________________

    AGREEMENT made as of 31 October, 1978 between PDC REALTY INC., as agent for MRI BROADWAY RENTAL, INC., a New York corporation, having an office at 1001 East Touhy Avenue, Des Plaines, Illinois (the "Landlord") and TELEPHONE MARKETING PROGRAMS INC., a New York corporation having an office at 605 Third Avenue, New York, New York (the "Tenant").

                                 W I T N E S S E T H

    WHEREAS:

    A. Landlord and Tenant simultaneously herewith are entering into a certain lease (the "Lease") dated as of the date hereof, covering certain premises (the "Premises") located on the thirty-third floor of the building known as 1633 Broadway, New York, New York.

    B. Landlord and Tenant wish to enter into a separate agreement with respect to the furnishing of electrical energy to the premises prior to the rent commencement date (as that term is defined in the Lease).

    NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, it is mutually covenanted and agreed as follows:

    1. Pursuant to the provisions of the Lease, Tenant may occupy the premises prior to the rent commencement date for the performance of Tenant's Changes (as that term is defined in the Lease). Notwithstanding anything contained to the contrary in the Lease, Tenant shall pay to Landlord, as additional rent, $39,650.00 per annum (pro rated for any period less than a full month), during the period commencing on the term commencement date (as that term is defined in the Lease) through and including the day immediately preceding the rent commencement date, representing reimbursement to Landlord for the furnishing to Tenant of electrical energy during said period.

    2. The amount payable pursuant to paragraph 1 above shall be subject to adjustment as provided in Article 24 of the Lease, however, notwithstanding the provisions of Article 24 of the Lease, in connection with Tenant's computer area to be located in the northwest portion of the premises, which shall be in operation prior to Tenant's occupancy of any portion of the premises for Tenant's business purposes, the initial survey shall determine the electrical energy requirements of such computer area and the electrical energy requirements relating to the performance of Tenant's Changes and the amount payable pursuant to paragraph 1 above shall be adjusted to reflect such electrical usage prior to the date Tenant occupies any portion of the premises for Tenant's business purposes, and the initial unpaid amount of any increase or decrease in said amount, as the case may be, shall be paid as provided for in
Section 24.03 of the Lease.

    3. Such additional rent shall be paid by Tenant on the first day of each and every calendar month from the term commencement date to the day immediately preceding the rent commencement date.

    4. The Lease, as modified by this agreement, is hereby in all respects ratified, confirmed and approved.

    IN WITNESS WHEREOF, the parties hereto have respectively executed this agreement as of the day and year first above written.


[SEAL]                            PDC REALTY INC.

                                  By:   /s/ John B. Farren
                                       ----------------------------
                                         President

                                  TELEPHONE MARKETING PROGRAMS INC.

                                  By:  /s/ Andrew J. McKelvey
                                       ----------------------------

State of Illinois  )
                   SS.:
County of Cook     )

    On the 7th day of November, 1978, before me personally came John B. Farren, to me known, who, being by me duly sworn, did depose and say that he resides at No. 1001 E. Touhy Ave. Des Plaines, Illinois ; that he is the President of PDC Realty Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.



                                    /s/ Janet M. (illegible signature)
                                  --------------------------------------------
                                       My Commission Expires March 14, 1982


State of New York  )
                    SS.:
County of New York  )

    On the 30th day of October, 1978, before me personally came Andrew
J. McKelvey to me known, who being by me duly sworn, did depose and say that he resides at No. 300 East 40th Street New York, New York; that he is the President of Telephone Marketing Programs Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.



                                   /s/ Muriel T. Ruttgeizer
                                  --------------------------------------------
                                       Muriel T. Ruttgeizer
                                  Notary Public State of New York
                                       No.  24-4625170
                                    Qualified in Kings County
                                  Commission Expires March 30, 1979

_______________________________________________________________________________
                                  TABLE OF CONTENTS
_______________________________________________________________________________

Article                                                                   Page
- -------                                                                   ----

   1     Premises, Term, Purposes and Rent ------------------------------   1
   2     Completion and Occupancy ---------------------------------------   2
   3     Use of Premises ------------------------------------------------   3
   4     Appurtenances, Etc., Not to be Removed -------------------------   4
   5     Various Covenants ----------------------------------------------   5
   6     Changes or Alterations by Landlord -----------------------------  10
   7     Damage by Fire, Etc. -------------------------------------------  11
   8     Condemnation ---------------------------------------------------  14
   9     Compliance with Laws -------------------------------------------  15
  10     Accidents to Plumbing and Other Systems ------------------------  17
  11     Notices --------------------------------------------------------  17
  12     Conditions of Limitation ---------------------------------------  18
  13     Reentry by Landlord --------------------------------------------  20
  14     Damages --------------------------------------------------------  21
  15     Waivers by Tenant ----------------------------------------------  22
  16     Waiver of Trial by Jury ----------------------------------------  23
  17     Elevators, Cleaning, Heating, Air
            Conditioning, Services, Etc. --------------------------------  23
  18     Lease Contains All Agreements--No Waivers ----------------------  25
  19     Parties Bound --------------------------------------------------  26
  20     Curing Tenant's Defaults -- Additional Rent --------------------  28
  21     Inability to Perform -------------------------------------------  29
  22     Adjacent Excavation--Shoring -----------------------------------  30
  23     Article Headings -----------------------------------------------  30
  24     Electricity and Water ------------------------------------------  30
  25     Assignment, Mortgaging, Subletting, Etc.------------------------  34
  26     Escalation -----------------------------------------------------  43
  27     Subordination --------------------------------------------------  47
  28     Miscellaneous --------------------------------------------------  48
  29     Layout and Finish ----------------------------------------------  52
  30     Insurance ------------------------------------------------------  55
  31     Security Deposit -----------------------------------------------  56
  32     Quiet Enjoyment ------------------------------------------------  57

         Signatures -----------------------------------------------------  58
         Acknowledgments ------------------------------------------------  59
         Rules and Regulations ------------------------------------------  60
         Cleaning Specifications ----------------------------------------  65
         Floor Plan -----------------------------------------------------

LEASE, dated as of October 31, 1978, between PDC REALTY INC., as Agent for MRI BROADWAY RENTAL, INC., a New York corporation, having an office at 1001 East Touhy Avenue, Des Plaines, Illinois (hereinafter called "Landlord") and TELEPHONE MARKETING PROGRAMS INC., a New York corporation, having an office at 605 Third Avenue, New York, New York (hereinafter called "Tenant").

                              W I T N E S S E T H:

                                    ARTICLE 1

                        PREMISES, TERM, PURPOSES AND RENT


          SECTION 1.01. Landlord does hereby lease to Tenant, and Tenant does hereby hire from Landlord, subject to any ground leases and/or underlying leases and/or mortgages as hereinafter provided, and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease, for the term hereinafter stated, a portion of the thirty-third (33rd) floor, substantially as shown hatched on the rental plan annexed hereto and made a part hereof in the building (hereinafter called "the Building") known as 1633 Broadway, New York, New York. Said leased premises, together with all fixtures, equipment, improvements, installations and appurtenances which at the commencement of or during the term of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in Article 4 of this Lease) are hereinafter called "the premises". The plot of land on which the Building is erected is hereinafter called "the Land".

          SECTION 1.02. The term of this Lease shall commence on the date hereof (hereinafter called "the term commencement date") and shall end on the fifteenth anniversary of the rent commencement date (as hereinafter defined) or shall end on such earlier date upon which said term may expire or be terminated as hereinafter provided or pursuant to law.

          SECTION 1.03. The premises shall be used for the following, but no other purpose, namely: Executive and general offices.

          SECTION 1.04. The rent reserved under this Lease for the term hereof shall be and consist of the following fixed rent (hereinafter called the "fixed rent"), namely: Three Hundred Seventy Two Thousand Seven Hundred Ten ($372,710.00) DOLLARS per annum, commencing on July 1, 1979 (such date for the commencement of rent hereof being herein called the "rent commencement date"), and shall be payable in equal monthly installments in advance on the first day of each and every calendar month during said term (except that Tenant shall pay the first monthly installment on the execution hereof), plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as hereinafter provided; all to be paid to Landlord at its office, or such other place as Landlord may designate, in lawful money of the United States of America.

          SECTION 1.05. Tenant does hereby covenant and agree promptly to pay the fixed rent, additional rent and other charges herein reserved as and when the same shall become due and payable, without demand therefor, and without any set-off or deduction whatsoever, and to keep, observe and perform, and to permit no violation of, each and every of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept, observed and performed.

          SECTION 1.06. The parties agree that the rentable area of the demised premises is 31,720 square feet. In determining the rentable area of any portion of the premises pursuant to any other provision of this Lease, the rentable area of such portion shall be the rentable area thereof in square feet determined in accordance with the Standard Method of Floor Measurement for Office Buildings adopted by The Real Estate Board of New York, New York, Inc., effective April 16, 1968.

                                    ARTICLE 2

                            COMPLETION AND OCCUPANCY

          SECTION 2.01. Tenant acknowledges that it has inspected the premises and agrees to accept possession of same in its "as-is" physical condition on the term commencement date, it being understood and agreed that Landlord shall not be obligated to perform any alterations, improvements or repairs to the premises.

          SECTION 2.02. Tenant shall occupy the premises as soon as the premises are available for occupancy. The fixed rent reserved and covenanted to be paid under this Lease shall commence on the rent commencement date. Tenant, by entering into occupancy of any part of the premises shall be conclusively deemed to have agreed that Landlord, up to the time of such occupancy, had performed all of its obligations hereunder with respect to such part and that such part was in satisfactory condition as of the date of such occupancy, unless within ten (10) days after such date Tenant shall give written notice to Landlord specifying the respects in which the same was not in such condition.

          SECTION 2.03. If, by reason of any of the provisions of this Lease, the fixed rent shall commence on any date other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated.

                                    ARTICLE 3

                                USES OF PREMISES

          SECTION 3.01. Tenant shall not use the premises or any part thereof, or permit the premises or any part thereof to be used, for any purpose other than the use hereinbefore specifically mentioned. Those portions, if any, of the premises, which are identified as toilets and utility areas, shall be used by Tenant only for the purposes for which they are designed.

          SECTION 3.02. Tenant shall not use or permit the use of the premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the premises or any part thereof to be used in any manner or anything to be done therein or anything to be brought into or kept therein which shall in any way impair or tend to impair the character, reputation or appearance of the Building as a high quality office building, impair or interfere with or tend to impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or premises, or impair or interfere with or tend to impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

          SECTION 3.03. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the premises, and if the failure to secure such license or permit might or would, in any way, affect Landlord, then Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Land-lord. Tenant, at Tenant's expense, shall at all times, comply with the requirements of each such license or permit.

                                    ARTICLE 4

                     APPURTENANCES, ETC., NOT TO BE REMOVED

          SECTION 4.01. All fixtures, equipment, improvements, installations and appurtenances attached to, or built into the premises at the commencement of or during the term hereof (hereinafter severally, and collectively called, in this Section 4.01, "Appurtenances"), whether or not furnished or installed at the expense of Tenant or by Tenant, shall be and remain part of the premises and be deemed the property of Landlord and shall not be removed by Tenant, except as otherwise expressly provided in this Lease. Without limiting the generality of the next preceding sentence, all electric, plumbing, heating, sprinkler, dumbwaiter, elevator, pneumatic tube, telephone, telegraph, communication, radio and television systems, fixtures and outlets, venetian blinds, partitions, railings, gates, doors, vaults, stairs, paneling, display cases, cupboards (whether or not recessed in paneling), molding, shelving, radiator enclosures, cork, rubber, tile and composition floors, and ventilating, silencing, air conditioning and cooling equipment shall be deemed to be included in such Appurtenances, whether or not attached to or built into the premises. Anything hereinbefore in this Article 4 contained to the contrary notwithstanding, any Appurtenances furnished and installed in any part of the premises (whether or not attached thereto or built therein) at the sole expense of Tenant (and with respect to which no credit or allowance shall have been granted to Tenant by Landlord and which was not furnished and installed in replacement of an item which Tenant would not be entitled to remove in accordance with this Article 4) may be removed from the Building by Tenant prior to the expiration of the term hereof, and, if and to the extent requested by Landlord (either prior to or not more than thirty (30) days after such expiration), shall be removed from the Building by Tenant prior to such expiration unless such request is made after such expiration, in which event such Appurtenances shall be removed from the Building by Tenant with reasonable promptness after the receipt of such request. Tenant shall repair and restore, in a good and workmanlike manner to its original condition any damage to the premises or the Building caused by such removal. If any Appurtenance which as aforesaid may or is required to be removed from the Building by Tenant is not removed by Tenant from the Building within the time above specified therefor, then Landlord (in addition to all other rights and remedies to which Landlord may be entitled at any time) may at its election deem that the same has been abandoned by Tenant to Landlord, but no such election shall relieve Tenant of Tenant's obligation to pay the expenses of removing the same from the premises or the expense of repairing damage to the premises or to the Building arising from such removal.

          SECTION 4.02. All the perimeter walls of the premises, any balconies, terraces or roofs adjacent to the premises, and any space in and/or adjacent to the premises used for shafts, stairways, stacks, pipes, vertical conveyors, mail chutes, pneumatic tubes, conduits, ducts, electric or other utilities, rooms containing elevator or air conditioning machinery and equipment, sinks, or other similar or dissimilar Building facilities, and the use thereof, as well as access thereto through the premises for the purpose of such use and the operation, improvement, replacement, addition, repair, maintenance and/or decoration thereof, are expressly reserved to Landlord.

                                    ARTICLE 5

                                VARIOUS COVENANTS

          SECTION 5.01. Tenant covenants and agrees that Tenant will:

               (a) Take good care of the premises, and pay to Landlord the expense of making good any injury, damage or breakage done by or on behalf of Tenant (including, without limitation, the cost of removing stains from the floors and walls resulting from the preparation, dispensing or consumption of food or beverages or from any other cause).

               (b) Faithfully observe and comply with the rules and regulations annexed hereto and such additional reasonable rules and regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, provided, however, that in the case of any conflict between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant and provided further that Landlord shall not be liable to Tenant for violation of the same by any other ten-ant, its employees, agents, visitors, invitees, subtenants or licensees.

               (c) Permit Landlord and any mortgagee of the Building and/or the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the premises at all reasonable hours for the purposes of inspection, or of making repairs, replacements or improvements in or to the premises or the Building or equipment, or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements, to keep and store within the premises all necessary materials, tools and equipment).

               (d) Make no claim against Landlord or any lessor under any ground or underlying lease for any damage to property of Tenant or of others entrusted to employees of the Building or for any loss of or damage to any property of Tenant by theft or any injury or damage to Tenant or other persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees; or any such damage caused by other tenants or persons in the Building or caused by construction of any private, public or quasi public work; or any latent defect in the premises or in the Building. No property other than such as might normally be brought upon or kept in the premises as an incident to the reasonable use of the premises for the purposes specified in this Lease shall be brought upon or kept in the premises.

               (e) Make no alterations, decorations, installations, repairs, additions, improvements or replacements (hereinafter collectively called "Tenant's Changes") in, to or about the premises without Landlord's prior written consent, and then only by contractors or mechanics approved by Landlord and Landlord agrees, with respect to decorations, non-structural replacements and repairs, not to unreasonably withhold its consent. Tenant's Changes shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. Prior to the commencement of any Tenant's Changes, Tenant shall submit to Landlord, for Landlord's written approval, plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Tenant's Changes in detail satisfactory to Landlord.
In no event shall any material or equipment be incorporated in or to the premises in connection with any such Tenant's Changes which is subject to any lien, security agreement, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any conditional sale or other similar or dissimilar title retention agreement. Any mechanic's lien filed against the premises or the Building for work done for, or claimed to have been done for, or materials furnished to, or claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by filing the bond required by law or otherwise. All Tenant's Changes shall at all times comply with (1) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, (2) rules and regulations of Landlord, and (3) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for Landlord's prior written approval. No Tenant's Changes shall be undertaken, started or begun by Tenant or by its agents, employees, contractors or anyone else acting for or on behalf of Tenant until Landlord has approved such plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord agrees that, with respect to Tenant's contemplated Tenant's Changes in connection with its initial occupancy of the premises, Landlord shall not unreasonably withhold its consent, provided that such Tenant's Changes do not include any structural alterations, additions, installations or improvements, do not affect the outside appearance of the Building and do not interfere with any fixtures or equipment in the Building or any mechanical, electrical or plumbing facilities servicing other portions of the Building. If Tenant's installation of any computer, telephone, telex or other similar equipment in the premises involves other portions of the Building, such installations shall be made at locations specified by Landlord and Tenant specifically agrees to do such work in such a manner as not to interfere with or impair the use of other portions of the Building by Landlord and other tenants of the Building and if necessary to prevent such interference or impairment to do work after business hours whether or not additional expense may be incurred thereby by Tenant.

               (f) Not violate, or permit the violation of, any condition imposed by the standard fire insurance policy issued for office buildings in the Borough of Manhattan, City of New York, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the premises, which would increase the fire or other casualty insurance rate on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Landlord. If by reason of failure of Tenant to comply with the provisions of this paragraph including, but not limited to, the mere use to which Tenant puts the premises, the fire insurance rate shall at the beginning of this Lease or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure or use by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make up" rate for the Building or premises issued by the New York Fire Insurance Rating Organization, or other body making fire insurance rates for the premises, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to the premises. That the premises are being used for the purpose set forth in Article 3 hereof, shall not relieve Tenant from the foregoing duties, obligations and expenses.

               (g) Permit Landlord, at reasonable times, to show the premises to any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage of the Building and/or the Land or of Landlord's interest therein, and their representatives, and during the period of six (6) months next preceding the date of expiration of the term hereof with respect to any part of the premises similarly show any part of the premises to any person contemplating the leasing of all or a portion of the same.

                (h) At the end of the term, quit and surrender to Landlord the premises broom-clean and in good order and condition except for ordinary wear and tear and Tenant shall remove all of its personal property, except a may be otherwise provided in Article 4 hereof. Any personal property which shall remain in the premises after the expiration or termination of the term of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that, notwithstanding the foregoing,

Tenant will, upon request of Landlord made not later than thirty (30) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property at Tenant's own cost and expense. If the last day of the term of this Lease falls on Sunday or a legal holiday, this Lease shall expire on the business day immediately preceding.

               (i)  At any time and from time to time upon not less than five
(5) days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), specifying the dates to which the fixed rent, additional rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any provision of this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement so delivered may be relied upon by any lessor under any ground or underlying lease, or any lessee or mortgagee, or any prospective purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or Landlord's interest therein.

               (j) Not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord's prior written consent. such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with the Administrative Code of the City of New York. Notwithstanding said consent of Landlord, Tenant shall indemnify Landlord for, and hold Landlord harmless and free from, damages sustained by person or property and for any damages or monies paid out by Landlord in settlement of any claims or judgments, as well as for all expenses and reasonable attorneys' fees incurred in connection therewith and all costs incurred in repairing any damage to the Building or appurtenances.

               (k) Indemnify, and save harmless, Landlord and any mortgagee and any lessor under any ground or underlying lease, and their respective officers, directors, contractors agents and employees, from and against any and all liability

(statutory or otherwise), claims, actions, suits, demands, damages, judgments, costs, interest and expenses of any kind or nature of anyone whomsoever (including, but not limited to, counsel fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of, or by reason of any claim for, any injury to, or death of, any person or persons or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the use of or from any work, installation or thing whatsoever done (other than by Landlord or its contractors or the agents or employees of either) in the premises prior to, during or subsequent to, the term of this Lease or arising from any condition of the premises due to or resulting from any default by Tenant in the performance of Tenant's obligations under this Lease or from any act, omission or negligence of Tenant or any of Tenant's officers, directors, agents, contractors, employees, subtenants, licensees or invitees.

                                    ARTICLE 6

                       CHANGES OR ALTERATIONS BY LANDLORD

          SECTION 6.01. Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, stairways and other parts thereof, including the erection, maintenance and use of pipes, ducts and conduits in and through the premises, all as Landlord may deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the premises or unreasonable interference with the use of the premises. Nothing contained in this Article 6 shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority.

          SECTION 6.02. Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Neither this Lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may without notice to Tenant, be regulated or discontinued at any time by Landlord. If at any time any windows of the premises are temporarily darkened or obstructed incident to or by reason of repairs, replacements, maintenance and/or cleaning in, on, to or about the Building or any part or parts thereof or are permanently darkened for any reason beyond Landlord's control or are temporarily or permanently closed or rendered inoperable, for any reason whatsoever including, but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

          SECTION 6.03. Except as provided in Article 7 of this Lease, there shall be no allowance to Tenant for a dimunition of rental value, the same shall not constitute an eviction of Tenant in whole or in part and Landlord shall incur no liability whatsoever by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the premises or in or to fixtures, appurtenances or equipment thereof or in the taking or storing of material in the premises in connection therewith and no liability shall be incurred by Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Building or the premises, or in or to the fixtures, appurtenances or equipment thereof.

                                    ARTICLE 7

                              DAMAGE BY FIRE, ETC.

          SECTION 7.01. If any part of the premises shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord and Landlord shall proceed with reasonable diligence, and in a manner consistent with the provisions of any ground or underlying lease and any mortgage affecting the same or the Land and/or the Building or Landlord's interest therein, to repair such damage, and if any part of the premises shall be rendered untenantable by reason of such damage, the annual fixed rent payable hereunder shall be abated to the extent that such fixed rent relates to such part of the premises (and such abatement is in excess of the annual rate of any other existing abatement of fixed rent relating thereto under any other provision of this Lease) for the period from the date of such damage to the date when such part of the premises shall have been made tenantable or to such earlier date upon which the full term of this Lease with respect to such part of the premises shall expire or terminate, unless such fire or other casualty shall have resulted from the negligence of Tenant or the employees, licensees or invitees of Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's Property, to wit, Tenant's goods, furniture or furnishings or any fixtures, equipment, improvements, installations or appurtenances removable by Tenant as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

          SECTION 7.02. If substantial alteration or reconstruction of the Building shall, in the sole opinion of Landlord, be required as a result of damage by fire or other casualty (whether or not the premises shall have been damaged by such fire or other casualty), then this Lease and the term and estate hereby granted may be terminated by Landlord by its giving to Tenant within one hundred twenty 120 days after the date of such damage written notice specifying a date, not less than thirty (30) days after the giving of such notice, for such termination. In case of any damage or destruction mentioned in this Section, Tenant may cancel this Lease by written notice to Landlord, if (i) within 60 days from the date of the damage or destruction, Landlord does not file a proof of loss with its insurer; (ii) within 90 days of the date of damage or destruction Landlord does not let a contract or contracts which shall provide for the complete restoration of the premises within a period of one year from the date of the damage or destruction; (iii) work under such contract or contracts has not commenced within 120 days of the date of said damage or destruction; or (iv) said work is not prosecuted with reasonable diligence to its completion; provided that Tenant shall not be entitled to cancel this Lease pursuant to this sentence more than thirty (30) days after Landlord shall have given written notice to Tenant that the state of facts specified in clause (i),
(ii) or (iii) of this sentence, as the case may be, has occurred. The period for the completion of the required repairs and restoration work shall be extended by the number of days lost (not to exceed, however, one year) in the event such loss results from strike, act of God, war, governmental action, national or state or municipal emergency or any other similar cause beyond the reasonable control of Landlord. In the event of the giving of a notice of termination, as described in this Section, this Lease and the term and estate hereby granted shall expire as of the date specified therefor in such notice with the same effect as if such date were the date hereinbefore specified for the expiration of the full term of this Lease, and the fixed rent payable hereunder shall be apportioned as of such date of termination, subject to abatement, if any, as and to the extent provided in Section 7.01 hereof.

          SECTION 7.03. Each party agrees to endeavor to have included in each of its fire insurance policies (insuring the Building and Landlord's property therein, in the case of Landlord, and insuring Tenant's Property in the premises, in the case of Tenant, against loss, damage or destruction by fire or other casualty therein covered) a waiver of the insurer's right of subrogation against the other party, or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives, before the casualty, the right of recovery against any party responsible for a casualty covered by the policy or (b) any other form of permission shall not be, or shall cease to be, obtainable (i) without additional charge or (ii) at all, the insured party shall so notify the other party promptly after learning thereof. In the first such case, if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy.

          SECTION 7.04. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability, as provided in Section 7.03 hereof. If, notwithstanding the recovery of insurance proceeds by either party for such loss, damage or destruction of its property, the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration or payment, then (provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected) the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be. Nothing contained in this Section 7.04 shall relieve either party of any duty imposed elsewhere in this

Lease to repair, restore or rebuild or to nullify any abatement of rent provided for elsewhere in this Lease.

          SECTION 7.05. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York providing for such a contingency in the absence of express agreement, and any other law of like import now or hereafter in force, shall have no application in such case.

                                    ARTICLE 8

                                  CONDEMNATION

          SECTION 8.01. in the event that the whole of the premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that only a part of the premises shall be so condemned or taken, then, effective as of the date of vesting of title, the fixed rent hereunder shall be abated in an amount thereof apportioned according to the area of the premises so condemned or taken. In the event that only a part of the Building shall be so condemned or taken, then, (a) Landlord (whether or not the premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within one hundred twenty (120) days following the date on which Landlord shall have received notice of vesting of title or (b) if such condemnation or taking shall be of a substantial part of the premises or of a substantial part of the means of access thereto, Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of testing of title, or (c) if neither Landlord nor Tenant elects to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the fixed rent payable hereunder shall be abated to the extent, if any, hereinbefore provided in this Article 8. In the event that only a part of the premises shall be so condemned or taken and this Lease and the term and estate hereby granted with respect to the remaining portion of the premises are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking, however, Landlord shall not be obligated to repair any damage to Tenant's Property (as defined in Section 7.01 hereof) or replace the same.

          SECTION 8.02. In the event of a termination of this Lease pursuant to
Section 8.01 of this Article 8, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the full term of this Lease, and the fixed rent payable hereunder shall be apportioned as of such date.

          SECTION 8.03. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. The foregoing shall not prohibit Tenant's independent claim for the value of Tenant's trade fixtures and moving expenses and any other claim permitted under law so long as any award made to Tenant based upon such claim does not reduce the award otherwise payable to Landlord.

          SECTION 8.04. It is expressly understood and agreed that the provisions of this Article 8 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period of not more than six (6) months.

                                    ARTICLE 9

                              COMPLIANCE WITH LAWS

          SECTION 9.01. Tenant, at Tenant's expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the premises or any part thereof or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, rule, order or regulation requiring any structural alteration of or in connection with the premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of Tenant, or is attributable to the use or manner of use to which Tenant puts the premises, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Where any structural alteration of or in connection with the premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception hereinabove contained, Tenant is not under any obligation to make such alteration, then Landlord shall have the option of making such alteration and paying the cost thereof, or of terminating this Lease and the term and estate hereby granted by giving to Tenant not less than thirty (30) days' prior written notice of such termination; provided, however, that if within fifteen (15) days after the giving by Landlord of its notice of termination as aforesaid, Tenant shall give written notice to Landlord stating that Tenant elects to make such alteration at the expense of Tenant, then such notice of termination shall be ineffective provided that Tenant, at Tenant's expense, shall concurrently with the giving of such notice to Landlord, execute and deliver to Landlord Tenant's written undertaking, with a surety and in form and substance satisfactory to Landlord, obligating Tenant to promptly and duly make such alteration in a manner satisfactory to Landlord and to save Landlord harmless from any and all costs, expenses, penalties and/or liabilities (including, but not limited to, accountants' and attorneys' fees) in connection therewith or by reason thereof; and Tenant covenants and agrees that, after so electing to make any such alteration, Tenant will, at Tenant's expense, and in compliance with all the covenants, agreements, terms, provisions and conditions of this Lease, including but not limited to, Section 5.01(b) hereof, make such alteration and Tenant, at Tenant's expense, will promptly and duly perform all the conditions of such undertaking and that all such conditions of such undertaking shall be deemed to constitute provisions of this Lease to be kept or performed on the part of Tenant with the same force and effect as if same had been set forth herein.

         SECTION 9.02. In the event that a notice of termination shall be given by Landlord under the provisions of this Article 9 and such notice shall not become ineffective as hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date specified therefor in such notice with the same effect as if that were the date hereinbefore set for the expiration of the full term of this Lease, and the fixed rent payable hereunder shall be apportioned as of such date of termination.

                                ARTICLE 10

                  ACCIDENTS TO PLUMBING AND OTHER SYSTEMS

         SECTION 10.01. Tenant shall give to Landlord prompt written notice of any damage to, or defective condition in, any part or appurtenance of the Building's plumbing, electrical, heating, air conditioning or other systems serving, located in, or passing through, the premises. Following such notice, any such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the use by, Tenant or by the employees, agents, licensees or invitees of Tenant, the cost of the remedy thereof shall be paid by Tenant. Tenant shall not be entitled to claim any damages arising from any such damage or defective condition unless the same shall have been caused by the negligence of Landlord in the operation or maintenance of the premises or Building and the same shall not have been remedied by Landlord with reasonable diligence after written notice thereof from Tenant to Landlord; nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition.

                                 ARTICLE 11

                                  NOTICES

         SECTION 11.01. Any notice, consent, approval, demand or statement hereunder by either party to the other party shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail, return receipt requested, addressed to such other party, which address for Landlord shall be the address as hereinbefore set forth with a copy to Cushman & Wakefield, Inc., 529 Fifth Avenue, New York, New York 10017,
Attention: William Butler, and for Tenant shall be the premises (or Tenant's address as hereinbefore set forth if mailed prior to Tenant's occupancy of the premises), or if the address of such other party for notices shall have been duly changed as herein provided, if mailed, as aforesaid, to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, demands or statements by mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. If the term Tenant as used in this Lease refers to more than one person, any notice, consent, approval, demand or statement given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.

                               CONDITIONS OF LIMITATION

          SECTION 12.01. This Lease and the term and estate hereby granted are subject to the limitation that:

            (a) in case Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed within sixty (60) days after the filing thereof,

            (b) in case a petition is filed by or against Tenant under the Reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, unless such petition under said Reorganization provisions be one filed against Tenant which is dismissed within sixty (60) days after its filing,

            (c) in case Tenant shall file a petition under the Arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import,

            (d) in case a permanent receiver, trustee or liquidator shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his appointment,

            (e) in case Tenant shall default in the payment of any fixed rent or additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for five (5) days after Landlord shall have given to Tenant a written notice specifying such default,

            (f) in case Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed (other than a default of the character referred to in clauses (e) or (f) of this Section 12.01), and if such default shall continue and shall not be remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of fifteen (15) days, if Tenant (i) shall not, promptly upon the giving of such notice, advise Landlord in writing of Tenant's intention to take all steps necessary to remedy such default with due diligence, (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (iii) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord,

               (g) in case any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any firm, association, corporation, person or entity other than Tenant except as expressly permitted under Article 25 hereof, or whenever Tenant shall desert or abandon the premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not), or

               (h) in case any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default of Tenant thereunder or of the occurrence of an event as therein provided (other than by expiration of the fixed term thereof or pursuant to a cancellation or termination option therein contained), then, in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall expire and terminate upon the expiration of said three (3) days with the same effect as if that day were the date hereinbefore set for the expiration of the full term of this Lease, but Tenant shall remain liable for damages as provided in this Lease or pursuant to law. If the term "Tenant", as used in this Lease, refers to more than one person, then as used in clauses (a), (b), (c), (d) and (i) of this Section 12.01, said term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term "Tenant" as used in said clauses, shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them; and, if this Lease shall have been assigned, the term "Tenant", as used in said clauses, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in connection with such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant", as used in said clauses, shall not include the assignor so released.

                            ARTICLE 13

                         REENTRY BY LANDLORD

         SECTION 13.01. If Tenant shall default in the payment of any fixed rent or additional rent or any other charge payable hereunder by Tenant to Landlord on any date upon which the same becomes due, or if this Lease shall terminate as in Article 12 hereof provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter reenter into or upon the premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the premises again as and of its first estate and interest therein. The words "reenter," "reentry" and "reentering" as used in this Lease are not restricted to their technical legal meanings.

          SECTION 13.02. In the event of any termination of this Lease under the provisions of Article 12 hereof or in the event that Landlord shall reenter the premises under the provisions of this Article 13 or in the event of the termination of this Lease (or of reentry) by or under any summary dispossess or other proceeding or action or other measure undertaken by Landlord for the enforcement of its, aforesaid right of reentry or any provision of law (any such termination of this Lease being hereinafter called a "Default Termination"), Tenant shall thereupon pay to Landlord the fixed rent, additional rent and any other charge payable hereunder by Tenant to Landlord up to the time of such Default Termination or of such recovery of possession of the premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 14 hereof or pursuant to law. Also, in the event of a Default Termination Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any fixed rent, additional rent or any other charge due from Tenant at the time of such Default Termination or, at Landlord's option, against any damages payable by Tenant under Article 14 hereof or pursuant to law.

          SECTION 13.03. In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction.
The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

                                  ARTICLE 14

                                    DAMAGES

          SECTION 14.01. In the event of a Default Termination of this Lease, Tenant will pay to Landlord as damages, at the election of Landlord, either:

            (a) a sum which at the time of such Default Termination represents the then value of the excess, if any, of (1) the aggregate of the fixed rent and the additional rent under Article 26 hereof (if any) which would have been payable hereunder by Tenant for the period commencing with the day following the date of such Default Termination and ending with the date hereinbefore set for the expiration of the full term hereby granted, over (2) the aggregate rental value of the premises for the same period, or

            (b) sums equal to the aggregate of the fixed rent and the additional rent under Article 26 hereof (if any) which would have been payable by Tenant had this Lease not terminated by such Default Termination, payable upon the due date therefor specified herein following such Default Termination and until the date hereinbefore set for the expiration of the full term hereby granted; provided, however, that if Landlord shall relet all or any part of the premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the premises and of securing possession thereof, as well as the expenses of reletting, including altering and preparing the premises for new tenants, brokers' commissions and all other expenses properly chargeable against the premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this clause
(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (iii) if the premises or any part thereof should be relet in combination with other space, then appropriate apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

         For the purposes of subdivision (a) of this Section 14.01, the amount of additional rent which would have been payable by Tenant under Article 26 hereof, for each Tax Year and/or Operation Year (as hereinafter defined) ending after such Default Termination, shall be deemed to be an amount equal to the amount of such additional rent payable by Tenant for the Tax Year and/or Operation Year (as the case may be) ending immediately preceding such Default Termination. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired but for such Default Termination.

         SECTION 14.02. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

                                ARTICLE 15

                            WAIVERS BY TENANT

         SECTION 15.01. Tenant, for Tenant, and on behalf of any and all firms, corporations, associations, persons or entities claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the full term hereby demised after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as herein provided or pursuant to law. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess, and of any other law of like import now or hereafter in effect. If Landlord commences any summary proceeding, Tenant agrees that Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, but Tenant may bring an independent action therefor.

                                ARTICLE 16

                         WAIVER OF TRIAL BY JURY

          SECTION 16.01. It is mutually agreed by and between Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the premises, and any emergency or any other statutory remedy.

                              ARTICLE 17

                 ELEVATORS, CLEANING, HEATING, AIR CONDITIONING,
                              SERVICES, ETC.

         SECTION 17.01. Landlord will provide elevator facilities during Business Hours (as hereinafter defined) and have one passenger elevator subject to call during the other hours. Heat, for the warming of the premises and the public portions of the Building, will be supplied by Landlord during Business Hours when and as required by law. "Business Hours", as used in this Lease, means the generally customary daytime business hours of Tenant (but not before 9:00 A.M. or after 6:00 P.M.) of days other than Saturdays, Sundays and holidays, and "holidays", as used in this Lease means all days observed by the State or Federal Government as legal holidays. Landlord will clean the premises provided the same are kept in order by Tenant, except any portions of the premises which may be used for the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar pur-poses or for the operation of computer, data processing or similar equipment, all of which portions Tenant shall cause to be kept clean at Tenant's own expense. The Cleaning Specifications attached hereto are hereby made a part hereof.

         SECTION 17.02. Landlord shall, through the air conditioning system, furnish to, and distribute in, the premises air conditioning during Business Hours during the period May 15th to September 15th when in the judgement of Landlord, reasonably exercised, it may be required for the comfortable occupancy of the premises by Tenant and during Business Hours during other months of the year ventilate the Premises. Tenant agrees to lower and close the blinds when necessary because of the sun's position whenever said air conditioning system is in operation, and Tenant agrees at all times to cooper-ate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of said air conditioning system. In addition to any and all other rights and remedies which Landlord may invoke for any violation by Tenant of this Article 17, Landlord may discontinue the furnishing of such air conditioning service without any diminution or abatement of rent or other compensation to Tenant whatsoever. Landlord shall at all times have free and unrestricted access to any and all air conditioning facilities in the premises. Landlord shall not be required to furnish, and Tenant shall not be entitled to receive, any air conditioning during any period wherein Tenant shall be in default in the payment of fixed rent or additional rent as specified in this Lease.

         SECTION 17.03. Landlord will, when and to the extent reasonably requested by Tenant, furnish additional elevator, air conditioning, heating and/or cleaning services upon such terms and conditions as shall be determined by Landlord in its sole discretion; and Tenant shall pay to Landlord promptly on demand as additional rent Landlord's charge for such additional services, which charge shall be Landlord's prevailing rate to other tenants of the Building. Without limiting the generality of the next preceding sentence, Tenant shall pay to Landlord Landlord's charge for (a) any cleaning of the Building or any part thereof required because of the material carelessness or indifference of Tenant, (b) any cleaning done at the request of Tenant of any portions of the premises which may be used for the preparation, dispensing or consumption of food or beverages or for storage, shipping room, classroom or similar purposes or for the operation of computer, data processing or similar equipment, and (c) the removal of any of Tenant's refuse and rubbish from the Building, except re-fuse and rubbish arising from ordinary cleaning by Landlord as specified in
Section 17.01 hereof. Tenant shall pay to Landlord an amount equal to any increase in the cost to Landlord for cleaning the premises if such increase shall be due to (i) the use of the premises by Tenant during hours other than Business Hours or (ii) the installation in the premises, at the request of or by Tenant, of any materials or finish other than those which are of the standard adopted by Landlord for the Building.

          SECTION 17.04. At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator. If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent.

          SECTION 17.05. Landlord reserves the right, without liability to Tenant and without constituting any claim of constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air conditioning, gas, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities such times as may be necessary and for as long as may at reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord. No such stoppage or interruption shall entitle Tenant to any diminution or abatement of rent or other compensation nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.

                                   ARTICLE 18

                    LEASE CONTAINS ALL AGREEMENTS--NO WAIVERS

          SECTION 18.01. This Lease contains all of the covenants, agreements, terms, provisions and conditions relating to the leasing of the premises hereunder, and Landlord has not made and is not making, and Tenant in executing and delivering this Lease is not relying upon, any warranties, representations, promises or statements, except to the extent that the same may expressly be set forth in this Lease.

          SECTION 18.02. The failure of Landlord to insist in any instance upon the strict performance of any provision of this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such provision or election, but the same shall continue and remain in full force and effect. No waiver or modification by Landlord of any provision of this Lease or other right or benefit shall be deemed to have been made unless expressed in writing and signed by Landlord. No surrender of the premises or of any part thereof or of any remainder of the term of this Lease shall be valid unless accepted by Landlord in writing. Any breach by Tenant of any provision of this Lease shall not be deemed to be waived by (a) the receipt and retention by Landlord of fixed rent or additional rent from anyone other than Tenant or (b) the acceptance of such other person as a tenant or (c) a release of Tenant from the further performance by Tenant of the provisions of this Lease or (d) the receipt and retention by Landlord of fixed rent or additional rent with knowledge of the breach of any provision of this Lease. No payment by Tenant or receipt or retention by Landlord of a lesser amount than any fixed rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as such rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination or effectuation of the abandonment is sought.

                                   ARTICLE 19

                                  PARTIES BOUND

          SECTION 19.01. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the respective successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 25 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 19 shall not be construed as modifying the conditions of limitation contained in Article 12 hereof. It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such a transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 19.

          SECTION 19.02. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two
(2) or more persons, individually and/or as co-partners of a partnership) pursuant to Article 25 (any such partnership and such persons are referred to in this Section as "Partnership Tenant"), the following provisions of this Section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the premises to Landlord or renewing or extending this Lease and by any notices, demands requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (c) any bills, statements, notices, demands; requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, and (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, and (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this Section).

                                   ARTICLE 20

                    CURING TENANT'S DEFAULTS--ADDITIONAL RENT

          SECTION 20.01. If Tenant shall default in the keeping, observance or performance of any provision or obligation of this Lease, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency and in any other case if such default continues after three (3) days from the date of the giving by Landlord to Tenant of written notice of intention so to do. Bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or other charge or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disbursement involved in instituting and prosecuting any action or proceeding (including any summary dispossess proceeding), as well as bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, water, towel and other services, as well as for any charges for any additional elevator, heating, air conditioning or cleaning services incurred under Article 17 hereof and any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease. If any fixed rent, additional rent or any other costs, expenses or disbursements payable under this Section by Tenant to Landlord are not paid when due, the same shall bear interest at the rate of one percent (1%) per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid and the amount of such interest shall be additional rent.

          SECTION 20.02. In the event that Tenant is in arrears in payment of fixed rent or additional rent or any other charge, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited. However, such waiver shall not be deemed to constitute a waiver by Tenant with respect to any payment disputed by Tenant. Landlord reserves the right, without liability to Tenant without constituting any claim of constructive eviction, to suspend furnishing or rendering to Tenant any property, material, labor, utility or other service, wherever Landlord is obligated to furnish or render the same at the expense of Tenant, in the event that (but only so long as) Tenant is in arrears in paying Landlord therefor. However, such waiver shall not be deemed to constitute a waiver by Tenant with respect to any payment disputed by Tenant.

                                   ARTICLE 21

                              INABILITY TO PERFORM

          SECTION 21.01. This Lease and the obligations of Tenant to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency.

                                   ARTICLE 22

                          ADJACENT EXCAVATION--SHORING

          SECTION 22.01. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary or desirable to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent.

                                   ARTICLE 23

                                ARTICLE HEADINGS

          SECTION 23.01. The Article headings of this Lease are for convenience only and are not to be considered in construing the same.

                                   ARTICLE 24

                              ELECTRICITY AND WATER

          SECTION 24.01. For the purpose of this Article the term "Electric Rate" shall mean an amount equal to the cost to Landlord per kilowatt hour, including taxes, demand charges, fuel factors, transfer adjustment factors or any other charge of the utility for electricity, for the cost of all the electricity purchased for the Building for the various billing periods being used in the determination of the amount to be included in fixed rent.

          SECTION 24.02. Subject to the provisions of this Article, Landlord shall furnish the electric energy that Tenant shall require in the premises for the purposes permitted under this Lease on a "rent inclusion basis' and there shall be no charge to Tenant for such electric energy by way of measuring the same on any meter or otherwise, such electric energy being included in Landlord's services which are covered by the fixed rent. The amount to be so included in the fixed rent shall be determined from time to time as hereinafter provided in this Article; and Landlord and Tenant agree that pending the initial determination, the amount of the annual fixed rent set forth in Article 1 includes the annual sum of $39,650.00 for electric energy on a rent inclusion basis. Such determination shall take into account, among other things, any special electric energy requirements of Tenant and whether Tenant is utilizing electric energy at times other than Business Hours. Landlord shall furnish and install, at Tenant's expense, all replacement lighting tubes, lamps, bulbs and ballasts required in the premises. Within one year after the term commencement date and, at Landlord's or Tenant's option, from time to time thereafter (but not more frequently than annually) an electric consultant, selected by Landlord in the case of the initial survey or by the party requesting the survey in the case of a later survey, shall make a survey of the electric lighting power load in the premises to determine the average monthly electric current consumption therein. The cost of each such survey shall be borne by the party who requests it. The findings of the consultant as to any increase or decrease in the fixed rent based on such average monthly electric current consumption and the determination of Landlord's consultant under Section 24.05 shall be conclusive and binding upon the parties unless within 30 days after either Landlord or Tenant notifies the other party in writing of the results of such survey or of a determination under Section 24.05 as determined by its expert or consultant, the second party, upon written notice to the other given within such 30 day period, promptly causes a like survey, inspection and determination to be made by an independent electrical engineer or consultant selected by it and paid solely by it. If Landlord or Tenant, as the case may be, so elects, upon completion of the second survey, inspection and determination, that party shall notify the other of the results of its survey as determined by the second expert or consultant. If such determination differs from that made by the expert or consultant, selected by Landlord in the case of the initial survey or the first expert or consultant in the case of later surveys, the matter shall be referred for resolution to the two experts or consultants selected, respectively, by Landlord and Tenant. If the two engineers or consultants shall not reach unanimous agreement within 30 days after the matter is referred to them for resolution, then the two shall appoint a third independent electrical engineer or consultant, and the three engineers or consultants shall determine the matter submitted to them; provided, however, that if the two engineers or consultants are unable to agree upon the appointment of a third engineer or consultant within 15 days after they become obligated so to do, the parties shall apply to the American Arbitration Association in New York, New York, for the appointment of such engineer or consultant. A decision of a majority of said engineers or consultants shall be final and binding upon Landlord and Tenant. All costs and expenses incurred in connection with the third engineer or consultant shall be paid equally by the parties. Any such increase, or decrease resulting from the initial survey shall be effective as of the term commencement date, and any such increase or decrease resulting from a subsequent survey shall be effective as of the date of the change in usage. The initial unpaid amount of each such increase or decrease shall be paid to Landlord or Tenant, as the case may be, within ten (10) days after Landlord furnishes Tenant with a statement thereof, and shall be made by Tenant in accordance with Landlord's statements even if Tenant disputes the correctness thereof and if a refund is finally agreed upon or determined to be due to Tenant within ten (10) days after such agreement or determination. Thereafter, each such increase or decrease shall be added to or deducted from the fixed rent payable monthly on the first day of each and every month during the term of this lease, in advance.

          SECTION 24.04. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance, which consent shall not be unreasonably withheld in connection with the Tenant Changes contemplated for Tenant's initial occupancy of the premises, connect any fixtures, appliances or equipment to the Building's electric distribution system or make any material alteration or addition to the electric system of the premises existing on the term commencement date and will promptly advise Landlord of any other alteration or addition to such electrical appliances or equipment. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand.

          SECTION 24.05. If at any time during the term of this lease the Electric Rate shall change, then, effective as of the date of the change in the Electric Rate, the sum included in the fixed rent under this Article shall be increased or decreased to reflect such change in the Electric Rate (as determined by an electrical consultant selected by Landlord, whose determination shall be binding and conclusive upon the parties except as provided in Section 24.03).

          SECTION 24.06. The adjustments in the fixed rent under the preceding Sections of this Article shall be made with reference to (a) the Electric Rate in effect at the time each such adjustment shall be effective, and (b) the then effective determination of the average monthly electric consumption in the Premises.

          SECTION 24.07. The parties shall execute, acknowledge and deliver to each other a supplemental agreement in such form as Landlord shall reasonably require to reflect each change in the fixed rent under this Article, but any such change shall be effective as of the effective date described in the Section under which such change is provided for, even if such agreement is not executed and delivered.

          SECTION 24.08. Landlord reserves the right to discontinue furnishing electric energy to Tenant in the premises at any time upon not less than 90 days' notice to Tenant. If Landlord exercises such right, this Lease shall continue in full force and effect and shall be unaffected thereby, except that from and after the effective date of such termination Landlord shall not be obligated to furnish electric energy to Tenant and the fixed rent payable under this Lease shall be reduced to what the fixed rent would then have been but for the adjustments under this Article. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that the same are available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be furnished and installed by Landlord.

          SECTION 24.09. Where water is furnished by Landlord for purposes other than for (i) normal office use, (ii) Landlord's air conditioning equipment during Business Hours, and (iii) drinking, lavatory or toilet facilities in the premises, Tenant shall pay a reasonable amount for the same and for any required pumping and heating thereof as well as any taxes, sewer rents or other charges which may be imposed by the city or other governmental authority or agency thereof based on the quantity of water so used by Tenant.

          SECTION 24.10. Landlord shall in no way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity or supply of electricity or water furnished to the premises.

                                   ARTICLE 25

                     ASSIGNMENT, MORTGAGING, SUBLETTING, ETC.

          SECTION 25.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (a) assign or otherwise transfer this Lease or the term and estate hereby granted, or advertise to do so, (b) sublet the premises or any part thereof, or advertise to do so, or allow the same to be used, occupied or utilized by any one other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease or the premises or any part thereof in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

          SECTION 25.02. If Tenant is a corporation, the provisions of subdivision (a) of Section 25.01 shall apply to a transfer of a majority of the stock of Tenant (other than a transfer to the heirs, executors or administrators of the present majority shareholder of Tenant, but any subsequent transfer shall be subject to the provisions of subdivision (a) of Section 25.01) but shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any corporation which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles equal to or greater than the net worth of Tenant immediately prior to such merger, consolidation or transfer.

          SECTION 25.03. If this lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the fixed rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 25.01, or the acceptance of the assignee, subtenant or occupant as tenant, as a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by
others not expressly permitted by this Article.    References in this Lease to
use or occupancy by others, that is anyone other than Tenant, shall not be construed as limited to subtenants and those claiming under or through subtenants but as including also licensees and others claiming under or through Tenant, immediately or remotely.

          SECTION 25.04. Any assignment or transfer, whether made with or without Landlord's consent pursuant to Section 25.01 or Section 25.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 25.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rents and for the other obligations of this Lease on the part of Tenant to be performed or observed.

          SECTION 25.05. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

          SECTION 25.06. Notwithstanding anything contained to the contrary in Sections 25.01 or 25.02 of this Article, if Tenant shall at any time or times during the term of this Lease desire to assign this Lease (other than an assignment to be made pursuant to Sections 25.01 or 25.02) or sublet all or part of (other than a subletting to be made pursuant to Section 25.01 or Section 25.02) the premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least 45 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the premises, and (c) current financial information with respect to the proposed assignee or sub-tenant, including, without limitation, its most recent financial report. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option
(i) sublease such space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of part of the premises for a term, including renewal options, which does not extend into the last two years of the Lease), (ii) terminate this Lease (if the proposed transaction is an assignment or a sublease of all of the premises), or (iii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the premises other than a sub-lease referred to in clause (i) hereof). Said option may be exercised by Landlord by notice to Tenant at any time within 45 days after such notice has been given by Tenant to Landlord; and during such 45-day period Tenant shall not assign this Lease or sublet such space to any person.

          SECTION 25.07. If Landlord exercises its option to terminate this Lease in the case where Tenant desires either to assign this Lease or sublet all of the premises, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

          SECTION 25.08. If Landlord exercises its option to terminate this Lease in part, in any case where Tenant desires to sublet part of the premises, then, (a) this Lease shall end and expire with respect to such part of the premises on the date that the proposed sublease was to commence; (b) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the premises remaining bears to the total rentable area of the premises; and (c) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in physically separating such part of the premises from the balance of the Premises.

          SECTION 25.9. If Landlord exercises its option to sublet the portion(s) of the premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of fixed rent and additional rent then payable pursuant to this Lease or (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and:

                   (a) The sublease shall be expressly subject to all of the
               covenants, agreements, terms, provisions and conditions of this Lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                   (b) Such sublease shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                   (c) Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

                   (d) Such sublease shall provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted subject to the requirements of subdivision (c) above, to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space made therein by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease, provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal; and

                   (e) Such sublease shall also provide that

               (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate (but no such use shall constitute a default by Tenant), (iii) Tenant, at Tenants' expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the premises, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition and subject to subdivision (d) above.

         25.10. In the event Landlord does not exercise its options pursuant to Section 25.06 to so sublet the premises or terminate this Lease in whole or in part and providing that Tenant is not in default of any of Tenant's obligations under this Lease, Landlord's consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, or delayed
(and shall be exercised within the 45-day period referred to in Section 25.06 of this Article), provided and upon condition that:

                   (a) Tenant shall have complied with the provisions of Section
               25.06 and Landlord shall not have exercised any of its options under said Section 25.06 within the time permitted therefor;

                   (b) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the premises, or the relevant part thereof, will be used in a manner which
               (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under Section 2.0; and (iii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

                   (c) The proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

                   (d) Neither (i) the proposed assignee or subtenant nor (ii)
               any person which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or subtenant or any person who controls the proposed assignee or subtenant, is not then an occupant of any part of the Building;

                   (e) The proposed assignee or subtenant is not a person with whom Landlord is then negotiating to lease space in the Building;

                   (f) The form of the proposed sublease shall comply with the applicable provisions of this Article;

                   (g) There shall not be more than 4 subtenants (including
               Tenant, Landlord or its designee) of the premises;

                   (h) The amount of the aggregate rent to be paid by the
               proposed subtenant is not less than 85% of the then current rent per rentable square foot being asked by Landlord for comparable space in the Building, and in any event the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to Section 25.06;

                   (i) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent;

                   (j) Tenant shall not have (i) advertised in any way the
               availability of the premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, or (ii) listed the premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the rate permitted by subdivision (h) of this Section.

               Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of this Article, each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any for the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the premises by Tenant or any person claiming through or under Tenant (except as provided in Section 25.9) shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or subtenant or if Landlord shall exercise any of its options under Section 25.06, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

         25.11. In the event that (a) Landlord fails to exer-cise any of its options under Section 25.06 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 60 days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 25.06 before assigning this Lease or sub-letting all or part of the premises.

          25.12. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease, it is further agreed:

                   (a) The subletting shall be for a term ending prior to the expiration of this Lease.

                   (b) No sublease shall be valid, and no subtenant shall take possession of the premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord.

                   (c) Each sublease shall provide that it is subject and
               subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's rent.

         25.13. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                   (a) in the case of an assignment, an amount equal to all sums and other considerations paid
               to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the then depreciated cost thereof determined on the basis of Tenant's federal income tax returns) less any bona fide brokerage commissions paid by Tenant; and

                   (b) in the case of a sublease, any rents, additional rent or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the fixed rent and additional rent accruing during the term of the sub-lease in respect of the subleased space (at the rate per square foot payable by Tenant here-under) pursuant to the terms hereof (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, less, inthe case of the sale thereof, the then depreciated cost thereof determined on the basis of Tenant's federal income tax returns) less any bona fide brokerage commissions paid by Tenant. The sums payable under this Section 25.13(b) shall be paid to Landlord as and when received by Tenant.

         25.14. Landlord agrees that if Tenant shall, within one year after the term commencement date, enter into a sublease or subleases to no more than 2 subtenants, covering not more than 6,000 square feet in the aggregate, located on the north side of the premises, for a term expiring on or prior the fifth anniversary of the rent commencement date, then, Landlord's options under
Section 25.06 shall not be applicable to such sublease, however, all of the other provisions of this Article 25 shall be applicable thereto.

         Section 25.15. Landlord will, at the request of Tenant, maintain listings on the Building directory of the names of Tenant and any other person, firm, association or corporation in occupancy of the premises or any part thereof as permitted hereunder, and the names of any officers or employees of any of the foregoing, provided, however, that the number of names so listed shall be in the same proportion to the capacity of the Building directory as the aggregate number of square feet of rentable area of the premises is to the aggregate number of square feet of rentable area of the Building. The listing of any name other than that of Tenant, whether on the doors of the premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the premises or be deemed to be the written consent of Landlord mentioned in this Article 25, it being expressly understood that any such Listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

                              ARTICLE 26

                              ESCALATION

         SECTION 26.01.   As used in this Article 26, the
words and terms which follow mean and include the following:

              (a) "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this Lease or such other period of twelve (12) months occurring during the term of this Lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

              (b) "Operation Year" shall mean each calendar year, subsequent to the year 1979, in which occurs any part of the term of this Lease.

              (c) "Tenant's Proportionate Share" shall mean a fraction whose denominator is the rentable square foot area of the Building (which shall, for the purposes of this Article 26, be deemed to be 1,953,901 square feet) and whose numerator shall be the Area of the Premises.

              (d) "Area of the Premises" shall mean the rentable square foot area of the premises (which shall, for the purposes of this Article 26, be deemed to be 31,720 square feet).

              (e) "Real Estate Taxes" shall mean the aggregate amount of real estate taxes and assessments imposed upon the Land and Building (including, without limitation, (i) real estate taxes upon any "air rights" or payable by the Landlord to a ground lessor with respect thereto and (ii) any assessments levied after the date of this Lease for public benefits to Land and/or Building [excluding an amount equal to the assessments payable in whole or in part during or for the Real

Estate Tax Base], which assessments, if payable in installments shall be deemed payable in the maximum number of permissible installments) in the manner in which such taxes and assessments are imposed as of the date hereof; provided, that if because of any change in the taxation of real estate, any other tax or assessment (including, without limitation, any occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Land and/or Building, or upon or with respect to the Land and/or Building or the occupancy, rents or income therefrom, in substitution for, or in addition to, any of the foregoing Real Estate Taxes, such other taxes or assessment shall be deemed part of the Real Estate Taxes. With respect to any Tax Year, all expenses, including legal fees, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Real Estate Taxes or in obtaining a refund of Real Estate Taxes, shall be considered as part of the Real Estate Taxes for such Tax Year.

              (f) "Real Estate Tax Base" shall mean the Real Estate Taxes for the Tax Year ending on June 30, 1979.

              (g) "Hourly Wage Rate" as respects any Operation Year shall mean:

                    (1) as to the porters, the minimum hourly wage rate prescribed to be paid to or on behalf of porters in major office buildings (hereinafter called "Class A Office Buildings") and in effect as of January 1 in such Operation Year pursuant to an agreement between the Realty Advisory Board on Labor Relations, Incorporated (or any successor thereto) and Local 32B of the Building Service Employees International Union, AFL-CIO (or any successor thereto) covering the wage rates of porters in Class A Office Buildings, and

                    (2) as to female cleaners, the minimum hourly wage rate prescribed to be paid to or on behalf of female cleaners in Class A Office Buildings and in effect as of January 1 in such Operation Year pursuant to an agreement between said Board (or any successor thereto and Local 32J of said Union (or any successor thereto) covering the wage rates of female cleaners in Class A Office Buildings;

which said minimum hourly wage rates shall be computed on the basis of the total weekly amount required to be paid to or on behalf of said porters and female cleaners in the Building for regular work weeks of forty (40) hours with respect to porters and thirty (30) hours with respect to female cleaners inclu-sive of any overtime or premium pay work in such regular work weeks), whether based on an hourly or other pay scale but predicated on the number of hours in such respective work weeks. Such total weekly amounts shall be inclusive of all payments or benefits of every nature and kind (including those required to be paid by the employer directly to the taxing authorities or others on account of the employment) such as, without limiting the generality of the foregoing, social security, unemployment and all other similar taxes, holiday and vacation pay, incentive pay, accident, health and welfare insurance programs, pension plans, guarantee pay plans and supplemental unemployment benefit programs, and fringe benefits, payments, plans or programs of a similar or dissimilar nature, irrespective of whether they may be required or provided for in any applicable law or regulation or otherwise. If there is no such agreement in effect as of any such January 1 by which the Hourly Wage Rate for porters or for female cleaners is determinable, computations and payments shall thereupon be made upon the basis of the Hourly Wage Rate being paid by Landlord or by the contractor performing the cleaning services for Landlord on such January 1 for said porters or female cleaners as the case may be, and appropriate retroactive adjustment shall thereafter be made when the Hourly Wage Rate paid on January 1 pursuant to such agreement for porters or for female cleaners is finally determined, and provided further that if, as of the last day of such Operation Year, no such agreement covering the January 1 occurring in such Operation Year shall have been in effect, the Hourly Wage rate paid by Landlord or by the contractor performing the cleaning services for Landlord on such January 1 for said porters or female cleaners, as the case may be, shall be for all purposes hereof deemed to be such Hourly Wage Rate prescribed by such an agreement and in effect as of such January 1. As used herein, the term "porters" shall mean that classification of employee engaged in the general maintenance and operation of office buildings most nearly comparable to that classification now applicable to porters in the current agreement with said Local 32B
(which classification is presently termed "others" in said agreement).

              (h) "Base Labor Rate" shall mean the Labor
Rate for the Operation Year ending December 31, 1979.

               (i) "Labor Rate" for any Operation Year shall mean one-half (1/2) of the sum of (1) the Hourly Wage Rate for porters, and (2) the Hourly Wage Rate for female cleaners.

               (j) "Escalation Statement" shall mean a state-merit in writing signed by Landlord, setting forth the amount payable by Tenant for a specified Tax Year or Operation Year (as the case may be) pursuant to this
Article 26.

          SECTION 26.02. If the Real Estate Taxes for any Tax Year shall be greater than the Real Estate Tax Base, Tenant shall pay to Landlord as additional rent for the premises for such Tax Year an amount equal to Tenant's Proportionate Share of the amount by which the Real Estate Taxes for such Tax Year are greater than the Real Estate Tax Base.

          SECTION 26.03. If the Labor Rate for any Operation Year shall be greater than the Base Labor Rate, Tenant shall pay to Landlord as additional rent for the premises for such Operation Year an amount equal to the product obtained by multiplying the Area of the Premises by the number of cents (including any fraction of a cent) by which the Labor Rate for such Operation Year is greater than the Base Labor Rate.

          Section 26.04. Any such adjustment payable by reason of the provisions of Sections 26.02 and 26.03 hereof shall commence as of the first day of the relevant Tax Year or Operation Year (as the case may be) and, after Landlord shall furnish Tenant with an Escalation Statement relating to such Tax Year or Operation Year, all monthly installments of rental shall reflect one-twelfth of the annual amount of such adjustment until a new adjustment becomes effective pursuant to the provisions of this Article 26, provided, however, that if said Escalation Statement is furnished to Tenant after the commencement of such Tax Year or Operation Year, there shall be promptly paid by Tenant to Landlord, an amount equal to the portion of such adjustment allocable to the part of such Tax Year or Operation Year which shall have elapsed prior to the first day of the calendar month next succeeding the calendar month in which said Escalation Statement is furnished to Tenant.

          SECTION 26.05. In the event (i) that the term commencement date shall occur during a Tax Year or an Operation Year, (ii) that the date of the expiration or other termination of this Lease shall be a day other than the last day of a Tax Year or an Operation Year, (iii) of any abatement of the fixed rent payable hereunder pursuant to any provision of this Lease (other than the provisions of Article 12 hereof) or (iv) of any increase or decrease (as herein provided in the Area of the Premises or in the rentable square foot area of the Building) then in each such event in applying the provisions of this Article 26 with respect to any Tax Year or Operation Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article 26, taking into consideration (x) the portion of such Tax or Operation Year which shall have elapsed prior to the term commencement date, the date of such expiration or other termination, or the date of such increase or decrease, or (y) the period of such rent abatement or such increase or decrease, as the case may be, and (z) in the case of such rent abatement or such increase or decrease, the portion of the premises to which the same relates.

          SECTION 26.06. Payments shall be made pursuant to this Article 26 notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.

          SECTION 26.07. In case the Real Estate Taxes for any Tax Year or part thereof shall be reduced after Tenant shall have paid Tenant's Proportionate Share of any increase thereof in respect of such Tax Year pursuant to Section
26.04 hereof, Landlord shall credit or refund to Tenant, Tenant's Proportionate Share of the refund of such taxes received by Landlord (after deduction of expenses, including counsel fees, incurred by Landlord in connection with reducing the assessed valuation and/or in obtaining such refund of taxes). If, after an Escalation Statement has been sent to Tenant, the assessed valuation which had been utilized in determining the Real Estate Base Tax is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then, and in such event (a) the Real Estate Tax Base shall be retroactively adjusted to reflect such reduction, (b) the monthly installment of fixed rent shall be increased accordingly and (c) all retroactive additional rent resulting from such retroactive adjustment shall be forthwith payable when billed by Landlord. Landlord shall send to Tenant a statement setting forth the basis for such retroactive adjustment and additional rent payments.

          SECTION 26.08. In no event shall the fixed rent under this Lease (exclusive of the additional rent under this Article) be reduced by virtue of this Article.

                                   ARTICLE 27

                                  SUBORDINATION

          SECTION 27.01. This Lease is subject and subordi-nate in all respects to all ground leases and/or underlying leases now or hereafter covering the real property of which the premises form a part and to all mortgages and trust indentures which may now or hereafter be placed on or affect such leases and/or the real property of which the premises form a part, or any part or parts of such real property, and/or Landlord's interest therein, and to each advance made and/or hereafter to be made under any such mortgages, or indentures and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or underlying leases and/or mortgages or indentures. This Section 27.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request. Tenant hereby constitutes and appoints Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest Tenant's attorney-in-fact to execute and deliver any such certificate or certificates for and on behalf of Tenant. Tenant agrees that, in the event any proceedings are brought for the foreclosure of any mortgage or indenture referred to herein, to attorn to the purchaser upon any such foreclosure sale and to recognize such purchaser as the landlord under this Lease. In the event of the enforcement by any mortgagee of the Building of remedies provided for by law or by such mortgage, any person succeeding to the interest of the Landlord as the result of such enforcement shall not be bound by any payment of rent or additional rent for more than one month in advance. Landlord agrees that promptly following the date hereof to use its best efforts (but without cost and expense to Landlord) to obtain an appropriate non-disturbance and attornment agreement from the lessor of the underlying lease and a non-disturbance agreement from the holder of the mortgage covering such lease.

                                   ARTICLE 28

                                  MISCELLANEOUS

          SECTION 28.01. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the premises or any part thereof, or permit the premises or any part thereof to be used,

              (i) for a banking, trust company, or safe deposit business,

              (ii) as a savings bank, or as a savings and loan association, or as a loan company,

              (iii)  for the sale of travelers checks and/or foreign exchange,

              (iv) as a stock brokerage office or for stock brokerage purposes or for the underwriting of securities,

              (v)  as a news and cigar stand, as such, or

              (vi) as a restaurant and/or bar and/or for the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever.

         SECTION 28.02. Tenant hereby represents, covenants and agrees that Tenant's business is not photographic reproductions and/or documentary reproductions and/or offset printing. Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the premises or any part thereof, or permit the premises or any part thereof to be used, for the business of photographic reproductions and/or documentary reproductions and/or offset printing. Nothing contained in this Section 28.02 shall preclude Tenant from using any part of the premises for photographic reproductions and/or documentary reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities.

         SECTION 28.03. If, in connection with obtaining financing for the Building, a banking, insurance or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

         SECTION 28.04. If, at any time during the last month of the term of this Lease, Tenant shall have removed all or substantially all of Tenant's property from the premises, Landlord may, and Tenant hereby irrevocably grants to Landlord a license to, immediately enter and alter, renovate and redecorate the premises, without limitation, diminution or abatement of rent, or incurring liability to Tenant for any compensa-tion, and such acts shall have no effect upon this Lease.

         SECTION 28.05. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot which such floor was designed to carry and which must be placed by Tenant, at Tenant's expense, so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. If the premises be or become infested with vermin as a result of the use or any misuse or neglect of the premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be approved by Landlord.

         SECTION 28.06. If Landlord shall consent to the omission or removal of any part of, or the insertion of any door or other opening in, any wall separating the premises from adjoining space leased to another tenant, then (i) Tenant shall be responsible for all risk of damage to, or loss or theft of, property arising as an incident to such omission or removal or the use of such door or other opening, or because of the existence thereof, and shall indemnify and save Landlord harmless from and against any claim, demand or action for, or on account of, any such loss, theft or damage, and (ii) in the event of the termination of this Lease or the lease of said other tenant, Landlord may enter the premises and Landlord, at Tenant's expense, may close up any door or other opening by erecting a wall to match the wall separating the premises from said adjoining space, and Tenant shall not be entitled to any diminution or abatement of rent or other compensation by reason thereof; provided, however, that nothing herein contained shall be deemed to vest Tenant with any right or interest in, or with respect to, said adjoining space, or the use thereof, and Tenant hereby expressly waives any right to be made a party to, or to be served with process or other notice under or in connection with, any proceeding or action which may hereafter be instituted by Landlord for the recovery of the possession of said adjoining space.

         SECTION 28.07. Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

         SECTION 28.08. Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed under this Lease.

         SECTION 28.09. Tenant shall not place or permit to be placed any vending machines in the premises, except for Tenant's employees and except otherwise with the prior written consent of Landlord in each instance.

         SECTION 28.10. Tenant will not clean, nor require, permit, suffer or allow any window in the premises to be cleaned, in violation of Section 202 of the Labor Law of the rules of the Board of Standards and Appeals, or of any other board or body having or asserting jurisdiction.

         SECTION 28.11. Tenant represents that it has not dealt with any person other than Helmsley-Spear Incorporated in connection with this transaction and agrees to indemnify and hold Landlord harmless from any damage suffered by Landlord through any breach of this representation.

         SECTION 28.12. The term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Land and Building (or the owner of a lease of the Building or the Land and Building), so that in the event of any sale or sales of the Land and Building or of said lease, or in the event of a lease of the Building, or of the Land and Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the Building, or of the Land and Building, that the purchaser or the lessee of the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. No general or limited partner or shareholder of Landlord (including any assignee or successor of Landlord) or other holder of any equity interest in Landlord shall be personally liable for the performance of Landlord's obligations under this Lease. The liability of Landlord (including any assignee or successor of Landlord) for Landlord's obligations under this Lease shall be limited to Landlord's interest in the land and Building and Tenant shall not look to any of Landlord's other assets in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

         SECTION 28.13. The submission by Landlord of the Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the Lease and duplicate originals thereof shall have been delivered to the respective parties.

                                      ARTICLE 29

                                  LAYOUT AND FINISH

         SECTION 29.01. Tenant shall at Tenant's expense, and as part of Tenant's Changes, perform all of the work in the premises necessary for Tenant's occupancy thereof (including full sprinklerization of the premises), subject to the provisions of this Lease. Upon execution and delivery of this Lease, Landlord shall make the premises available to Tenant for the performance of such work to be done by Tenant. Tenant agrees with respect to its activities and work during such period that it will conform to all of Landlord's labor regulations and shall not do or permit anything to be done that might create any work stoppage, picketing or other labor disruption or dispute. Tenant agrees that it will, prior to the commencement of any work in the premises, deliver to Landlord all policies of insurance required to be supplied to Landlord by Tenant pursuant to the terms of this Lease.

         SECTION 29.02. In consideration of Tenant performing all of the work necessary for its occupancy of the premises, Landlord agrees that if Tenant, within a period of twelve (12) months from the term commencement date, shall have submitted to Landlord (a) a detailed itemization of the lease-hold improvements (including, without limitation, full sprinklerization of the premises) installed by Tenant in the premises, (b) together with receipted paid bills therefor from a general contractor approved by Landlord and (c) an opinion of counsel or other evidence reasonably satisfactory to Landlord to the effect that there has not been filed with respect to the Building and/or premises or any part thereof or upon Tenant's leasehold interest therein any vendor's, mechanic's, laborer's, materialman's or other lien which has not been dis-charged of record, Landlord shall reimburse or cause to be reimbursed to Tenant an amount equal to the lesser of (i) the actual cost of the leasehold improvements made by Tenant in the premises and (ii) Three Hundred Eighty Thousand Six Hundred Forty ($380,640.00) DOLLARS, representing Landlord's contribution to such work, it being understood and agreed that Landlord's contribution shall not exceed the sum of Three Hundred Eighty Thousand Six Hundred Forty ($380,640.00) DOLLARS, and that all costs and expenses in excess of said sum shall be borne solely by Tenant. For purposes of this Section 29.02 and Landlord's obligation to reimburse Tenant, as aforesaid, for the leasehold improvements made by Tenant in the premises, leasehold improvements shall not be deemed to include any items of decoration (other than painting and wall covering and where tile or vinyl is not installed, floor covering) furniture, furnishings (other than work stations), millwork, or architect or designer fees. Further, Tenant agrees that Landlord may perform Tenant's obligation to install a sprinkler system in the premises, and Landlord may credit against Landlord's contribution Tenant's pro rata share, seventy-three (73%) percent, of the cost incurred by Landlord to install a sprinkler system throughout the thirty third
(33rd) floor of the Building, including, but not by way of limitation, all risers, pipe run-outs, sprinkler heads, supplementary pumps, if required, and all valve connections. Landlord agrees, subject to unavoidable delays, to install said sprinkler system within thirty (30) days after submission by Tenant to Landlord of Tenant's final working drawings for the premises. On Tenant's request, Landlord shall submit to Tenant copies of receipted bills for such work.

         SECTION 29.03. Upon Tenant's request, Landlord's contribution as provided in Section 29.02 shall be paid out from time to time (in contradistinction to completion and receipt by Landlord of paid bills) as Tenant's work progresses, which request by Tenant shall be accompanied by the following:

              (a) a certificate signed by Tenant, dated not more than ten (10) days prior to such request, setting forth the following:

                   (i) that the sum then requested is justly due to persons who have rendered services or furnished materials for the work therein specified, and giving a brief description of such services and materials and the several amounts due to each of said persons in respect thereof, and stating that no part of such expenditure is being made the basis, in any previous or then pending prior request, for the receipt of Landlord's contribution or has been made out of the proceeds of Landlord's contribution received by Tenant, and that the sum then requested does not exceed the value of the services and materials described in the certificate;

                   (ii) that except for the amount, if any, stated pursuant to the foregoing subdivision (a)(i) in such certificate to be due for services or materials, there is no outstanding indebtedness (except for withholding of ten (10%) percent of such amount) known to the persons signing such certificate, which is then due for labor, wages, materials, supplies or services in connection with such work which, if unpaid, might immediately become the basis of a vendor's, mechanic's, laborer's or materialman's statutory or similar lien upon such work or upon the Land or Building or any part thereof or upon Tenant's leasehold interest.

              (b) an opinion of counsel or other evidence, reasonably satisfactory to Landlord to the effect that there has not been filed with respect to the Land and Building or any part thereof any lien which has not been discharged of record.

         Subject to the provisions of Section 29.02 hereof, upon compliance with the foregoing provisions of this Section 29.03, Landlord shall pay or cause to be paid to Tenant or the persons named (pursuant to subdivision (a)(i) of this Section) in such certificate, the respective amounts stated therein to be due to them; provided, however, that Landlord's total contribution shall not exceed the sum of Three Hundred Eighty Thousand Six Hundred Forty ($380,640.00) DOLLARS, and all costs and expenses in excess of said sum shall be borne solely by Tenant.

         SECTION 29.04. Landlord shall, at its expense, construct and decorate the public corridors and construct demising walls adjacent to the premises immediately following submission by Tenant to Landlord of approved final working drawings.

                                   ARTICLE 30

                                    INSURANCE

          SECTION 30.01. Tenant covenants to provide prior to entry upon the premises and to keep in force and effect during the demised term: (1) comprehensive general liability insurance relating to the premises and its appurtenances on an occurrence basis against claims for bodily injury or death on account of accident upon the premises with minimum limits of liability in amount of TWO MILLION and 00/100 ($2,000,000.00) DOLLARS per occurrence; and (2) Workmen's Compensation Insurance to cover all persons engaged in Tenant's Changes. Tenant agrees to deliver to Landlord, at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate original or a certificate and true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment therefor and including an endorsement which states that such insurance may not be cancelled except upon ten (10) days' written notice to Landlord and any designee(s) of Landlord. Workmen's Compensation Insurance provided for in this Section may be procured by Tenant's contractors.

          SECTION 30.02. All of the aforesaid insurance shall be issued in the name of Landlord (and any designee(s) of Landlord) and Tenant shall be written by one (1) or more responsible insurance companies licensed to do business in New York State; all such insurance may be carried under a blanket policy covering the premises and any other of Tenant's locations and shall contain endorsements that: (1) Such insurance may not be cancelled or amended with respect to Landlord (or its designee(s)) except upon ten (10) days written notice by registered mail to Landlord (and such designee(s)) by the insurance company; and (2) Tenant shall be solely responsible for payment of premiums and that Landlord (or its designee(s)) shall not be required to pay any premiums for such insurance. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 5.01(j) hereof.

          SECTION 30.03. The minimum limits of the comprehensive general liability policy of insurance shall be subject to increase at any time, and from time to time, after the commencement of the fifth (5th) year of the term hereof if Land-lord in the exercise of its reasonable judgment shall deem the same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that such demand has been complied with. In case Tenant disputes the reasonableness of Landlord's demand, the parties agree to submit the question of the reasonableness of such demand for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate Board of New York, Inc., or to such impartial person or persons as he may designate whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any such demand by Landlord shall be deemed waived unless the same shall be asserted by Tenant by service of a notice in writing upon Landlord within ten (!0) days after the giving of Landlord's demand therefor.

                                   ARTICLE 31

                                SECURITY DEPOSIT


     31.01. Simultaneously with the execution and delivery of this lease by Tenant, Tenant has deposited with Landlord the sum of Sixty-Two Thousand One Hundred Eighteen and 33/100 ($62,118.33) Dollars, as security for the full and faithful performance by Tenant of each and every term, covenant, condition and agreement of this Lease or any renewals or extensions thereof on Tenant's part to be performed; it being expressly understood and agreed that Tenant shall pay rent for the last calendar month of the term hereof or of any renewals or extensions thereof promptly on the first day of such month. If Tenant shall fail to perform or observe, or shall breach or violate, any of the terms, covenants, conditions or agreements of this Lease, including but not limited to the payment of fixed rent or additional rent or any other charges, Landlord may use, apply or retain the whole or any part of such deposit to the extent required for the payment of any such fixed rent or additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's non-performance, non-observance, breach or violation of any of the terms, covenants, conditions or agreements of this Lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord.

    31.02. Landlord shall not be required so to use, apply or retain the whole or any part of said deposit, but if the whole or any part thereof is so used, applied or retained, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained. If Tenant shall fully and faithfully comply with all of the terms, covenants, conditions and agreements of this Lease, the deposit or any balance thereof remaining shall be returned to Tenant after the date fixed as the end of this Lease or of any renewal or extension thereof and after delivery of entire possession of the premises to Landlord. Landlord shall not be required to pay Tenant any interest on said security deposit.

     31.03. In the event of a sale, transfer or lease of the parcel of Land or a sale, transfer or lease of Land and/or Building or a sale or transfer of any such lease, Landlord may transfer or assign the security so deposited or any balance thereof remaining the vendee, transferee or lessee, as the case may be, and Landlord shall thereupon be released from all liability for the return of such security, and Tenant, in each such instance, shall look solely to such vendee, transferee or lessee, as the case may be, for the return of such security. It is further agreed that the provisions hereof shall apply to every such sale, transfer or lease and to every such transfer or assignment made of such security.

     31.04. Tenant shall not assign or encumber or attempt to assign or encumber any security deposited hereunder and neither Landlord not its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     31.05. Tenant may deposit with Landlord, in lieu of cash security referred to in Section 31.01 of this Article, an irrevocable and unconditional bank Letter of Credit, drawn on a bank satisfactory to Landlord, in the amount of 2,118.33, designating Landlord as the sole payee thereunder. Such Letter of Credit shall provide for the unilateral application thereof by Landlord in the event Tenant is in default in the observance or performance of any term, covenant or condition of the Lease to be observed or performed by Tenant, and shall otherwise be in form satisfactory to Landlord. Tenant covenants and agrees that not less than sixty (60) days prior to the expiration of any such Letter of Credit, Tenant shall furnish to Landlord a new Letter of Credit meeting each of the requirements of this Section. Tenant's failure to comply with the provisions of the immediately preceding sentence shall constitute a default under the provisions of Section 12.01 of Article 12 of this Lease, permitting Landlord to give to Tenant the notice of intention to end the term of this Lease, as pro-vided in said Section 12.01.

                                   ARTICLE 32

                                 QUIET ENJOYMENT

     32.01 Landlord covenants that if and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises without hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to the ground leases and/or underlying leases and/or mortgages to which this Lease is subject and subordinate, as hereinbefore set forth.

IN WITNESS WHEREOF Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                              PDC REALTY INC., As Agent For
                              MRI BROADWAY RENTAL, INC.

ATTEST:

/s/Logan T. Dugaw               By /s/John B. Farren
- --------------------------        ----------------------------------
                                  John B. Farren, President (I-
                                  TELEPHONE MARKETING PROGRAMS INC.

ATTEST:

/s/ Thomas G. Collison                 By /s/Andrew J. McKelvey
- --------------------------        ----------------------------------
                                             (TENANT)

                                    LANDLORD

STATE OF ILLINOIS      )
                       :    ss.:
COUNTY OF COOK         )

     On this 7th day of November, 1978, before me personally came JOHN B. FARREN, to me known, who being by me duly sworn, did depose and say that he resides at 1001 East Touhy Avenue, Des Plaines, Illinois; that he is President of PDC REALTY INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                  /s/ Janet M. (illegible)
                                  -------------------------------
                                        Notary Public
                                   My Commission Expires (illegible)

                                     TENANT

STATE OF NEW YORK      )
                       :    ss.:
COUNTY OF NEW YORK     )

    On this 30th day of October, 1978, before me personally came Andrew J. McKelvey, to me known, who being by me duly sworn, did depose and say that he resides at 300 East 40 St., New York, New York that he is President of TELEPHONE MARKETING PROGRAMS INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                        /s/ Muriel T. Ruttgeizer
                                        ------------------------------
                                             Notary Public

                                                  MURIEL T. RUTTGEIZER
                                             Notary Public State of New York
                                                     No. 24-4625170
                                               Qualified in Kings County
                                            Commission Expires March 30, 1979

                              RULES AND REGULATIONS

     1. The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, plazas, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the premises.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung, in, or used in connection with any window or door of the premises, without the prior written consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

     3. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this rule. Interior signs, and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

     4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills or on the peripheral air conditioning enclosures.

     5. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

     6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have, caused the same. Any cuspidors or containers or receptacles used as such in the premises, or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of Tenant.

        7. No tenant shall mark, paint, drill into, or in any way deface, any part of the premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

        8. No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises.

        9. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the judgment of Landlord, might disturb other tenants of the Building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the premises by any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

        10. No tenant, nor any tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the premises any inflammable, combustible or explosive fluid, chemical or substance.

        11. Additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

        12. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place dur-ing such hours and in such elevators as Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule 12 or of Rule 16 hereof.

        13. Tenant shall not occupy or permit any portion of the premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a school, or as a hiring or employment agency. Tenant shall not engage or pay any employee on the premises, except those actually working for tenant on the premises nor advertise for laborers giving an address at the premises. Tenant shall not use the premises or any part thereof, or permit the premises or any part thereof to be used for manufacturing, or for the sale at retail or auction of merchandise, goods or property of any kind.

        14. No tenant shall obtain, purchase or accept for use in the premises ice, drinking water, food, coffee cart, beverage, towel, barbering, bootblacking, cleaning, floor polishing or other similar services from any persons not authorized by Landlord in writing to furnish such services. Such services shall be furnished only at such hours, in such places within the premises, and under such regulations, as may be fixed by Landlord.

        15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord's judgment, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

        16. Landlord reserves the right to exclude from the Building during hours other than Business Hours (as defined in the foregoing Lease) all persons connected with or calling upon tenant who do not present a pass to the Building signed by tenant. Tenant shall furnish Landlord with a facsimile of such pass. All persons entering and/or leaving the Building during hours other than Business Hours may be required to sign a register. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

        17. Tenant, before closing and leaving the premises at any time, shall see that all operable windows are closed and all lights are turned out. All entrance doors in the premises shall be left locked by tenant when the premises are not in use. Entrance doors shall not be left open at any time.

        18. Unless Landlord shall furnish electric energy hereunder as a service included in the rent, tenant shall, at tenant's expense, provide artificial light and electric energy for the employees of Landlord and/or Landlord's contractors while doing janitor service or other cleaning in the premises and while making repairs or alterations in the premises.

        19. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

        20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

        21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

        22. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

        23. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in the premises except as is expressly permitted in the foregoing Lease.

        24. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

                                     [FLOORPLAN]

                               CLEANING SPECIFICATIONS

GENERAL

All stone, ceramic, tile, marble, terrazzo and other unwaxed or untreated flooring to be swept nightly, using approved dust-down preparation; wash such flooring once a month.

All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed or treated) to be swept nightly, using approved dust-down preparation. Waxing and interim buffing shall be done at Tenant's expense.

All carpeting and rugs to be carpet swept nightly and vacuum cleaned at least once each week.

Hand dust and wipe clean all furniture, fixtures, window sills and convector closure tops nightly; wash sills and tops when necessary.

Empty, clean and damp dust as necessary all waste receptacles nightly and remove from the demised premises waste paper and waste materials.

Empty and clean all ash trays and screen all sand urns nightly.

Dust all door and other ventilating louvres within reach, as necessary.

Dust all telephones as necessary.

Remove finger marks and scuff marks from partition walls and door surfaces.

Sweep all private stairway structures nightly.

Wipe clean all metal hardware and metal fixtures and other bright work nightly.

Wipe clean all metal elevator shaftway doors and frames.

Wipe all interior metal window frames, mullions, terrace doors and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the windows are washed. Such surfaces to be cleaned once each year with appropriate cleaner.

Vacuum clean peripheral induction air conditioning units semiannually.

Render pest control services once each month and emergency calls on request.

Normal floor cleaning only shall be performed in Tenants' computer equipment areas, food preparation and dining areas.

LAVATORIES

Sweep and wash all lavatory floors nightly, using disinfectants. Wash and polish all mirrors, powder shelves, bright work and enameled surfaces in all laboratories, nightly.

Scour, wash, and disinfect all basins, bowls and urinals nightly.

Wash both sides of all toilet seats nightly.

Hand dust and clean, washing where necessary, all partitions, tile walls, dispensers and receptacles in all lavatories and restrooms nightly.

Fill toilet tissue holders nightly (tissue to be furnished by Landlord).

Empty sanitary disposal receptacles nightly.

Wash interior of waste cans and receptacles at least once a week.

Wash and polish wall tile and stall surfaces as often as necessary but in no event less than once every two weeks.

If directed by Tenant, fill soap dispensers and paper towel dispensers, (soap and paper towels to be furnished by Tenant).

Empty paper towel receptacles and transport wastepaper from the demised premises, nightly.

HIGH DUSTING

Do high dusting quarterly, which includes the following:

Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

Dust clean all vertical surfaces, such as walls, partitions, doors and bucks and other surfaces not reached in nightly cleaning.

Dust clean all pipes, ventilating and air conditioning louvres, ducts, high mouldings and other high areas not reached in nightly cleaning.

Dust all lighting fixtures, annually, including plastic and glass enclosures.

Dust all venetian blinds or wash as required.

                          LEASE MODIFICATION AGREEMENT
                          ----------------------------

          LEASE MODIFICATION AGREEMENT, made as of the day of January, 1979, between PARAMOUNT EQUITIES LTD., as Agent for MRI BROADWAY RENTAL, INC., a New York corporation having an office at 1001 East Touhy Avenue, Des Plaines, Illinois (the "Landlord"), and TELEPHONE MARKETING PROGRAMS INC., a New York corporation having an office at 605 Third Avenue, New York, New York (the "Tenant").

                                   WITNESSETH:

          WHEREAS:

              A. The Landlord and the Tenant, as of October 31, 1978, entered into a lease covering a portion of the 33rd floor (the "Original Space") in the building (the "Building") known as 1633 Broadway, New York, New York, at the rental and upon the other terms and conditions more particularly set forth herein and a letter agreement of even date therewith relating to electrical service (the lease and the letter agreement being hereinafter collectively called the "Lease").

              B. The Landlord and the Tenant desire to modify the Lease by adding the remaining premises on the 33rd floor of the Building to the Original Space at the premises leased under the Lease and by, among other things, increasing the rental payable under the Lease, all on the terms, conditions and provisions hereinafter set forth.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, the Landlord and the Tenant hereby agree as follows:

          2.  Effective as of the date of this Agreement:

              A. The premises located on the 33rd floor of the Building shown by hatching on the plan annexed hereto (the "Additional Space") are hereby added to the Original Space as premises leased under the Lease. The plan annexed hereto shall be deemed to be annexed to and be part of the Lease with the same force and effect as if physically attached thereto. The premises leased under the Lease as modified by this Agreement shall consist of the Original Space and the Additional Space.

              B. Subject to adjustment as provided in the Lease, the annual rental payable under the Lease is hereby increased by One Hundred Fifty Three Thousand Sixty Three Dollars and Seventy Five Cents ($153,063.75) per year, from Three Hundred Seventy Two Thousand Seven Hundred Ten Dollars ($372,710.00) per year to Five Hundred Twenty Five Thousand Seven Hundred Seventy Three Dollars and Seventy Five Cents ($525,773.75) per year.

              C. The rentable area of the premises referred to in Section 1.06 of the Lease is hereby increased by 12,005 square feet, from 31,720 square feet to 43,725 square feet.

              D. The reference in Section 24.02 as the amount of annual fixed rent set forth in Article 1 for electric energy on a rent inclusion basis is hereby increased by $15,006.25, from $39,650.00 to $54,656.25.

              E. The reference in subsection (d) of Section 26.01 of the Lease to "Area of the Premises" is hereby increased by 12,005 square feet from 31,720 square feet to 43,725 square feet.

          F. The Landlord's total contribution to the Tenant's work in the Original Space and the Additional Space, referred to in Sections 29.02 and 29.03 of the Lease, is hereby increased by One Hundred Forty Four Thousand Sixty Dollars ($144,060.00), from Three Hundred Eighty Thousand Six Hundred and Forty Dollars ($380,640.00) to Five Hundred Twenty Four Thousand Seven Hundred Dollars ($524,700.00).

          G.  The security deposit referred to in Sections 31.01 and 31.05 of
Article 31 of the Lease is hereby increased by $25,510.63, from $62,118.33 to $87,628.96, and Landlord hereby acknowledges receipt of an irrevocable and unconditional bank Letter of Credit in such increased amount.

          H. The third sentence of Section 29.02 of the Lease is hereby amended by deleting the following phrase therein:

          "Tenant's pro rata share, seventy-three (73%) percent, of ..."

              I.  Section 29.04 of the Lease is hereby deleted.

              J. The reference to $39,650.00 per annum in paragraph 1 of the electrical service letter agreement referred to above is hereby increased by $15,006.25 per annum to $54,656.25 per annum.

              K. The Tenant shall use and occupy the Additional Space for executive and general offices and for no other purposes.

          2. Tenant hereby acknowledges that Tenant has caused an inspection to be made of the Additional Space. Tenant shall accept the Additional Space "as is" in its state and physical condition on the day on which Tenant takes possession of the Additional Space, and Landlord shall not be required to make any repairs, alterations or improvements (including, without limitation, improvements such as painting, finishing, plastering or decorating) in or to the Additional Space.

          3. The Tenant represents that it has not dealt with any person other than Helmsley-Spear, Incorporated in connection with this modification of lease and agrees to indemnify and hold the Landlord harmless for any damages suffered by the Landlord for any breach of this representation.

          4. Modifying section 25.10(g), tenant shall be permitted seven (7) subtenants in lieu of four (4) subtenants as stated therein. In addition, the provisions of section 25.14 are changed as follows: from one (1) year to two
(2) years, from two (2) subtenants to six (6) subtenants, from 6,000 square feet to 18,000 square feet.

          5. This Agreement may not be changed, modified, terminated or discharged orally.

          6. As modified by this Agreement, the Lease is hereby ratified and confirmed and shall remain in full force and effect, and the provisions of the Lease as so modified shall apply to the Additional Space.

          IN WITNESS WHEREOF, this Agreement has been duly executed as of the date set forth at the outset of this Agreement.


                                        PARAMOUNT EQUITIES LTD, as Agent for
                                        MRI BROADWAY RENTAL, INC.

                                        BY /s/ John B. Farren
                                           -------------------------------------


                                        TELEPHONE MARKETING PROGRAMS, INC.


                                        BY /s/ Andrew J. McKelvey
                                           -------------------------------------

STATE OF ILLINOIS       )
                        ) ss.:
COUNTY OF COOK          )

         On this 5th day of February , 1979, before me personally came JOHN B. FARREN, to me known, who being by me duly sworn, did depose and say that he resides at 1001 East Touhy Avenue, Des Plaines, Illinois; that he is President of Paramount Equities Ltd., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation: that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                                 /s/ Carol Hinnitty
                                               ----------------------
                                                   Notary Public


STATE OF NEW YORK       )
                        ) ss.:
COUNTY OF NEW YORK      )

    On this       day of                  , 1979, before me personally came
ANDREW J. McKELVEY, to me known, who being by me duly sworn, did depose and say that he resides at 425 East 58th Street, New York, New York; that he is President of TELEPHONE MARKETING PROGRAMS INC. the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                                /s/ Patricia Dennigan
                                               ----------------------
                                                   Notary Public

[MAP OMITTED]

DRAFT
- -----
                         SECOND LEASE MODIFICATION AGREEMENT
                        ------------------------------------


    This SECOND LEASE MODIFICATION AGREEMENT is made as of the 20th day of June, 1991, between PARAMOUNT GROUP,INC. as agent for MRI BROADWAY RENTAL, INC., a New York corporation, having an office at Paramount Plaza, 1633 Broadway, New York, New York 10019 ("Landlord") and TELEPHONE MARKETING PROGRAMS INC., a New York corporation having an office at 1633 Broadway, New York, New York 10019 ("Tenant").

                                     WITNESSETH:
                                      ----------

    WHEREAS, Landlord and Tenant entered into that certain lease dated as of October 31, 1978 (the "Original Lease"), as amended by agreement dated as of October 31, 1978 (the "Letter Agreement") and a Lease Modification Agreement dated as February 5, 1979 (the "First Modification") (the Original Lease, the Letter Agreement and the First Modification are hereinafter collectively referred to as the "Lease"); and

    WHEREAS, Landlord and Tenant wish to extend the term of the Lease and make other modifications to the Lease as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1. The effective date of this amendment is July 1, 1991 (the "Effective Date").

     2. On and after the Effective Date, Section 1.02 of the Lease shall be modified by replacing the words "the fifteenth anniversary of the rent commencement date (as hereinafter defined)" in the third and fourth lines with the words "June 30, 2004 (the "Expiration Date")".

     3. On and after the Effective Date, Section 1.04 of the Original Lease and
Section 2.B of the First Modification shall be modified so that the fixed rent payable by Tenant shall be One Million One Hundred Seventy-Seven Thousand, Seven Hundred Seventy-Eight and 52/100 Dollars ($1,177,778.52) per annum.

     4. On and after the Effective Date, Section 24.02 of the Lease shall be modified by replacing the number "$39,650,00" in the twelfth line with the number "$72,188.28".

     5. On and after the Effective Date, Section 26.01 (b) of the Leased shall be modified by replacing the year "1979" in the second line with the year "1991".

     6. On and after the Effective Date, Section 26.01 (f) of the Lease shall be modified by replacing the words "June 30, 1979" in the second line with the words "June 30, 1991".

     7. On and after the Effective Date, Section 26.01 (h) of the Lease shall be modified by replacing the words "December 31, 1979" in the second line with the words "December 31, 1991".

     8. On and after July 1, 1994 through and including the Expiration Date, the "Hourly Wage Rate" as defined in Section 26.01 (g) of the Lease shall exclude all benefits of every nature and kind (including those required to be paid by the employer directly to the taxing authorities or others on account of the employment) as further described in the eighth through fifteenth lines on page 45 of the Original Lease.

     9. On and after the Effective Date, sections 29.02 and 29.03 shall be deleted.

     10. Tenant represents that it has not dealt with any person other than Newmark Real Estate Service, Inc. in connection with this Agreement and agrees to indemnify and hold the Landlord harmless from and against all claims of and liabilities to any broker(s) or other persons other than Newmark Real Estate Service, Inc. regarding brokerage or other commissions alleged to be due as a result of this Agreement.

     11. Section 11.01 of the Lease shall be modified so that all notices shall be sent to the parties at the addresses set forth at beginning of this Agreement.

     12. Except as modified and amended by this Agreement, (a) all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect and (b) all terms and conditions of the Lease are incorporated herein by reference. All references in the Lease to "this lease" or "the Lease" shall be deemed to be, unless the context requires otherwise, references to the Lease as supplemented by this Agreement.

     13. Tenant and Landlord represent and warrant to each other that they are authorized to enter into this Agreement.

     14. Landlord and Tenant shall execute any additional documents that are reasonably necessary to further the intent of this Agreement.

    15. This Agreement may not be changed, modified, terminated or discharged orally.

                                  LANDLORD :
                                  ----------
                                  MRI BROADWAY RENTAL, INC.
                                  By: PARAMOUNT GROUP, INC., agent

                                  By:  /s/
                                       -------------------------------------
                                       NAME:
                                       TITLE:   Vice President Property
                                                Management Office Buildings

                                  TENANT:
                                   -------
                                  TELEPHONE MARKETING PROGRAMS INC.

                                  By:  /s/ Andrew J. McKelvey
                                       -------------------------------------
                                  Name:
                                  Title:  PRESIDENT